Exhibit 7.6

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: February 3, 2014

DIAMOND CASTLE PARTNERS IV, L. P.

By: DCP IV GP, L.P., its General Partner

By: DCP IV GP-GP, LLC, its General Partner

*
	Name:	Ari J. Benacerraf

	Title:	Managing Member

DIAMOND CASTLE PARTNERS IV-A, L.P.

By: DCP IV GP, L.P., its General Partner

By: DCP IV GP-GP, LLC, its General Partner

*
	Name:	Ari J. Benacerraf

	Title:	Managing Member

DEAL LEADERS FUND, L.P.

By: DCP IV GP, L.P., its General Partner

By: DCP IV GP-GP, LLC, its General Partner

*
	Name:	Ari J. Benacerraf

	Title:	Managing Member

DCP IV GP, L.P.

By: DCP IV GP-GP, LLC, its General Partner

*
Name:	Ari J. Benacerraf

Title:	Managing Member

DCP IV GP-GP, LLC

*
Name:	Ari J. Benacerraf

Title:	Managing Member

*
Ari J. Benacerraf

*
Michael W. Ranger

*
Andrew H. Rush

*By:	/s/ William J. Denehy
William J. Denehy

As Attorney-in-Fact